FIRST AMENDMENT

TO THE

KEYSIGHT TECHNOLOGIES, INC. 401(k) PLAN

WHEREAS, Keysight Technologies, Inc. (the “Company”) maintains the Keysight Technologies, Inc. 401(k) Plan (Effective as of August 1, 2014) (the “401(k) Plan”) for the benefit of its employees and certain individuals who are employees of a “Participating Company” (as defined in the Retirement Plan); and

WHEREAS, pursuant to Section 18(a) of the 401(k) Plan, the Company, its Senior Vice President of Human Resources and its General Counsel each have the authority to amend the 401(k) Plan; and

WHEREAS, the Company desires to amend the 401(k) Plan to adopt a new automatic enrollment formula and new matching formula applicable to employees who are hired by the Company or a Participating Company on or following August 1, 2015 and also applicable to certain rehired employees (other than rehired employees who are eligible to participate in the Keysight Technologies, Inc. Retirement Plan); and

WHEREAS, the Company also desires to amend the 401(k) Plan to provide for discretionary employer contributions of up to 2% of employee covered compensation of certain participants under the 401(k) Plan, subject to applicable limits under the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, effective August 1, 2015, the Company adopts this First Amendment to the Keysight Technologies, Inc. 401(k) Plan (the “First Amendment”), as follows:

1.    Section 2 of the 401(k) Plan is amended by adding and/or amending the following definitions, as applicable: “Participant” in subsection (w) thereof; “Legacy Participant” in new subsection (ppp) thereof; “Post-Transition Participant” in new subsection (qqq) thereof; and “Discretionary Company Contributions” in new subsection (rrr) thereof, each of which amended definition reads in its entirety as follows:

“(w)    “Participant” means any individual who is accruing benefits under the Plan or who is receiving or entitled to receive benefits under the Plan as either a Legacy

Participant or a Post-Transition Participant. “Participant” shall also include an alternate payee for whom a separate account is established, but shall not include a Beneficiary.”

“(pp)    “Legacy Participant” means a Participant other than a Post-Transition Participant (it being understood that no Participant may be both a Legacy Participant and a Post-Transition Participant for any purposes under the Plan).”

“(qq)    “Post-Transition Participant” means (i) a Participant whose first employment with a Participating Company commences on or after August 1, 2015, or (ii) a Participant who is rehired by a Participating Company on or after August 1, 2015 and who is not eligible to participate in the Keysight Technologies, Inc. Retirement Plan.”

“(rr)    “Discretionary Company Contributions” means amounts contributed to the Plan by the Participating Companies on behalf of Post-Transition Employees.

2.    Section 4(a)(ii) of the 401(k) Plan is amended to read in its entirety as follows:

“(ii)    Upon initially becoming an Eligible Employee, a Participant (including a Former Agilent Participant who is not an Employee on the Operational Separation Date or Transfer Date, as applicable) shall be deemed to elect to make pre-tax Deferred Contributions at the rate of three percent (3%) of the Participant’s subsequently earned Covered Compensation if the Participant is a Legacy Participant, or at the rate of four percent (4%) if the Participant is a Post-Transition Participant (and, as the case may be, have those Deferred Contributions invested in a Fund designated by the Plan Administrator, until an alternative investment election is received) effective on the first day on which such Participant commences participation in the Plan, by failing to make an election in the manner prescribed by the Plan Administrator; or”

3.    Section 5 of the 401(k) Plan is amended to read in its entirety as follows:

SECTION 5.	REGULAR COMPANY CONTRIBUTIONS AND DISCRETIONARY COMPANY CONTRIBUTIONS.

“(a)    Amount of Regular Company Contributions. The Participating Companies shall make Regular Company Contributions to the Plan for each payroll period in an amount equal to the sum of the following:

(i)(A)    one hundred percent (100%) of the Deferred Contributions of each Legacy Participant made to the Plan up to the first three percent (3%) of Covered Compensation deferred during such payroll period, plus (B) fifty percent (50%) of the Deferred Contributions of each Legacy Participant made to the Plan for the next two percent (2%) of Covered Compensation deferred during such payroll period; and

(ii)(B)    one hundred percent (100%) of the Deferred Contributions of each Post-Transition Participant made to the Plan up to the first four percent (4%) of Covered Compensation deferred during such payroll period, plus (B) fifty percent (50%) of the Deferred Contributions of each Post-Transition Participant made to the Plan for the next four percent (4%) of Covered Compensation deferred during such payroll period.

(b)    Amount of Discretionary Company Contributions. The Participating Companies may make Discretionary Company Contributions to be allocated to Post-Transition Participants in accordance with this Section 5(b) for each payroll period, calendar quarter, Plan Year, or for such other period of time, as determined by Participating Companies at the time the Participating Companies decide to make such Discretionary Contributions. Such Discretionary Company Contributions, if made by the Participating Companies, shall be in an amount not to exceed two percent (2%) of Covered Compensation of Post-Transition Participants who are Employees as of the date on which such Discretionary Company Contributions are made.

(c)    Allocation of Regular and Discretionary Company Contributions. The Regular Company Contributions for each payroll period shall be allocated among the Regular Company Contribution Accounts of all Participants who made Deferred Contributions for such payroll period in a manner that is consistent with the matching rate established in Section 5(a). The Discretionary Company Contributions, if any, shall be allocated among the Discretionary Contribution Accounts of all Post-Transition Participants who are Employees as of the date on which such Discretionary Company Contributions are made.

(d)    Time and Form of Regular Company Contributions. All Regular Company Contributions and Discretionary Company Contributions shall be made in cash and paid to the Trustee and invested pursuant to Section 8 as soon as reasonably practicable (i) following each Payday in the case of Regular Company Contributions, and (ii) following the relevant period for which the contributions are made in the case of Discretionary Company Contributions.

(e)    Compliance with Other Contribution Limitations. Notwithstanding the foregoing provisions of this Section 5, the Plan shall be administered in accordance with Section 6 and Appendix B. The Plan Administrator may distribute to any Participant the

Regular Company Contributions, if any, made on his or her behalf that are determined to be “Excess Aggregate Contributions” (as defined in Section 1 of Appendix B) and any income or losses attributable thereto in the manner set forth in Section 3 of Appendix B.”

4.    In contemplation of potential Discretionary Company Contributions to be made by the Participating Companies under the Plan, and to account for any such contributions that are made under the Plan, the following conforming amendments are made throughout the Plan:

A.	The first sentence of the last paragraph of Section 3(b) is amended by adding the words “or Discretionary Company Contributions” after the words “allocation of Regular Company Contributions” therein.

B.
The first sentence, second sentence and last sentence of Section 8(b) are each amended adding the phrase “, Discretionary Company Contributions, if any” after the phrase “Participant’s combined Deferred Contributions, Roth Deferred Contributions, Regular Contributions” respectively therein.

C.
The first sentence and second sentence of Section 8(c) are each amended by replacing the phrase “Participant’s combined Rollover Account, Deferred Contribution Account, Roth Deferred Contribution Account, and Regular Company Contribution Account” with the phrase “Participant’s combined Rollover Account, Deferred Contribution Account, Roth Deferred Contribution Account, Regular Company Contribution Account and Discretionary Company Contribution Account, if any” respectively therein.

D.
The first sentence of Section 10(a) is amended by replacing the phrase “his or her Deferred Contribution Account, Regular Company Contribution Account and Rollover Account, if any” with the phrase “his or her Deferred Contribution Account, Regular Company Contribution Account, Discretionary Company Contribution Account and Rollover Account, if any” therein.

E.
Section (b) of Appendix A is amended by replacing the phrase “for any Plan Year during which the Plan is a Top-Heavy Plan, Regular Company Contributions allocated” with the phrase “for any Plan Year during which the Plan is a Top-Heavy Plan, Regular Company Contributions and Discretionary Company Contributions, if any, allocated” therein. Section (b) of Appendix A is further amended by replacing the phrase “largest percentage that any Key Employee for that Plan Year receives of Regular Company Contributions and Deferred Contributions” with “largest percentage that any Key Employee for that Plan Year receives of Regular Company Contributions, Discretionary Company Contributions and Deferred Contributions” therein.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be adopted effective as of August 1, 2015.

KEYSIGHT TECHNOLOGIES, INC.

By: /s/ Ingrid Estrada
Ingrid Estrada, Senior Vice President
Human Resources